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                                                                    Exhibit 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No. 3 to the Registration Statement No. 333-87590 of MTC Technologies, Inc. of our report dated May 3, 2002, (except for paragraph 4 of Note N, as to which the date is June 11, 2002) appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Dayton, Ohio
June 24, 2002